Exhibit 99.1

LHC Group Reports First Quarter 2017 EPS of $0.53 on Revenue of $246.6 Million

Company Raises Fiscal Year 2017 Guidance for Fully Diluted Earnings Per Share to a Range of $2.23 to $2.33 and Net Service Revenue to a Range of $1.02 Billion to $1.04 Billion

LAFAYETTE, La., May 03, 2017 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ:LHCG) today announced its financial results for the three months ended March 31, 2017.

Financial Results for the First Quarter of 2017 Compared with the First Quarter of 2016

  Net service revenue increased 10.8% to $246.6 million for the first quarter of 2017 compared with $222.6 million for the first quarter of 2016.
  Net income attributable to LHC Group was $9.5 million, or $0.53 per diluted share, for the first quarter of 2017 compared with $7.7 million, or $0.44 per diluted share, for the first quarter of 2016. Results for the first quarter of 2017 included a lower tax expense for the quarter due to an excess tax benefit of $838,000, or $0.05 per diluted share, associated with the adoption of a new accounting standard for stock-based compensation.
  Total comparable-quarter organic growth in home health admissions for the first quarter was 11.7%.
  Total comparable-quarter organic growth in hospice admissions for the first quarter was 6.2%.

Commenting on the announcement, Keith G. Myers, LHC Group’s chairman and CEO, said, “LHC Group’s financial results for the first quarter have given us a strong start to 2017, as the momentum driving organic revenue growth and our productive acquisition strategy continued to lift our performance. Comparable-quarter growth in total admissions and organic home health admissions both increased at a double-digit pace for the third consecutive quarter, and this growth has accelerated for organic home health admissions for six consecutive quarters.

“Organic home health admissions growth remains relatively balanced between our joint venture locations and stand-alone locations. Due to the greater average acuity of our admissions combined with our strong organic admissions growth, our organic net home health revenues increased 8.0% for the quarter.

“We have also continued the momentum evident in 2016 in our acquisition strategy, especially through joint ventures with hospitals and health systems. On January 1, 2017, we finalized our previously announced joint venture with LifePoint Health, through which we will phase in the acquisitions of 41 LifePoint home health and hospice locations throughout 2017, beginning with 12 home health and eight hospice locations acquired effective January 1, 2017. We also began managing 10 additional LifePoint home health locations at the start of the year.  On April 1, 2017, we completed the acquisition of seven additional home health and five hospice locations under the joint venture, and we are scheduled to acquire the 10 remaining home health locations we now manage on September 1, 2017.

“Since the end of the first quarter, we have also announced two additional joint ventures with high-quality hospitals.  We have expanded our presence in West Virginia and Ohio through our joint venture with Pleasant Valley Hospital in Point Pleasant, West Virginia, which, among other services, offers co-located home health and hospices services through a location in Point Pleasant and one in Pomeroy, Ohio.  We have also announced a definitive agreement to create a joint venture with Baptist Memorial Health Care system, to enhance home health and hospice care in Tennessee and Mississippi.  Under this joint venture, which we expect to complete on June 1, 2017, subject to customary closing conditions, we will acquire three home health and five hospice locations in Tennessee and Mississippi.

“We believe the momentum we continue to experience in our organic growth and acquisition strategies reflects the healthcare industry’s rapidly growing recognition of our ability to provide high quality care for post-acute and sub-acute patients in highly cost-effective venues, such as the home and hospice. Our reputation for high quality has been further strengthened by the CMS Star ratings for quality and patient satisfaction for the home health industry, which after the April 2017 release, we have now led for the past year.  Further, we believe our work with hospitals and health systems to reduce re-hospitalization and lower healthcare costs through home healthcare is receiving wider attention in the healthcare industry. We also continue to execute a long-term strategy of creating joint ventures with hospitals and health systems with a goal of becoming the industry’s home health and hospice partner of choice. Today, we are engaged in 73 joint ventures with hospitals and health systems that operate a total of 190 hospitals, a leadership position that is clear evidence of our ability to provide the high quality care that leading hospitals demand.”

Mr. Myers concluded, “LHC Group’s reputation for high quality and its leadership in home health rests on the skill and commitment of our healthcare professionals, and those who support them, who care for our patients and their families. Because of their capabilities and compassion, our patients can safely live exactly where they want to be, in the comfort of their own homes. We thank all our team members for their hard work and their commitment to making such an important difference in our patients’ lives.”

FY 2017 Guidance
LHC Group today raised its fiscal year 2017 guidance for net service revenue to be in an expected range of $1.02 billion to $1.04 billion, from the previous range of $1 billion to $1.03 billion, and fully diluted earnings per share to be in an expected range of $2.23 to $2.33, from the previous range of $2.07 to $2.23. As of January 1, 2017, the Company adopted a new accounting standard, ASU 2016-09, under which adjustments to the income tax effects of share-based awards are now recognized in the income statement as a component of the provision for income taxes when the awards vest, instead of through equity on the balance sheet. The Company’s financial guidance includes the $838,000 income tax benefit, or $0.05 per diluted share, related to the adoption of this new accounting standard.

The Company’s financial guidance does not take into account the recently announced definitive agreement with Baptist Memorial Health Care, the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call
LHC Group will host a conference call on Thursday, May 4, 2017, at 11:00 a.m. Eastern time to discuss its first quarter 2017 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, May 11, 2017, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 6053355. A live broadcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCgroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of non-acute healthcare services, providing quality, cost-effective healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice, community‑based services agencies and facility-based services. LHC Group operates 305 home health services locations, 73 hospice locations, 11 community-based service locations and six long-term acute care hospitals (LTACHs) with eight locations.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s future financial performance and the strength of the Company’s operations. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group’s relationships with referral sources, increased competition for LHC Group’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	March 31, 2017	Dec. 31, 2016

ASSETS
Current assets:
Cash	$16,781	$3,264
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $27,641 and $29,036, respectively	125,455	124,803
Other receivables	7,008	5,115
Amounts due from governmental entities	830	942
Total receivables, net	133,293	130,860
Prepaid expenses	10,769	9,821
Other current assets	6,289	5,796
Total current assets	167,132	149,741
Property, building and equipment, net of accumulated depreciation of $36,614 and $35,226, respectively	43,088	43,251
Goodwill	319,045	307,317
Intangible assets, net of accumulated amortization of $11,601 and $10,968, respectively	106,626	102,006
Other assets	6,834	11,756
Total assets	$642,725	$614,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$34,569	$26,805
Salaries, wages, and benefits payable	45,056	34,265
Self-insurance reserve	11,776	10,691
Current portion of long-term debt	255	252
Amounts due to governmental entities	3,858	4,955
Income tax payable	3,663	3,499
Total current liabilities	99,177	80,467
Deferred income taxes	32,416	31,941
Revolving credit facility	78,000	87,000
Long-term debt, less current portion	476	544
Total liabilities	210,069	199,952
Noncontrolling interest – redeemable	12,893	12,567
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Common stock – $0.01 par value; 40,000,000 shares authorized; 22,604,974 and 22,429,041 shares issued in 2017 and 2016, respectively	226	224
Treasury stock – 4,881,623 and 4,828,679 shares at cost, respectively	(41,704)	(39,135)
Additional paid-in capital	121,137	119,748
Retained earnings	323,756	314,289
Total LHC Group, Inc. stockholders’ equity	403,415	395,126
Noncontrolling interest – non-redeemable	16,348	6,426
Total equity	419,763	401,552
Total liabilities and equity	$642,725	$614,071

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	% of Revenue	2016	% of Revenue
Net service revenue	$246,618	100.0%	$222,552	100.0%
Cost of service revenue	154,370	62.6	135,601	60.9
Gross margin	92,248	37.4	86,951	39.1
Provision for bad debts	2,369	1.0	4,601	2.1
General and administrative expenses	72,011	29.2	66,240	29.8
Operating income	17,868	7.2	16,110	7.2
Interest expense	(780)	(0.3)	(885)	(0.4)
Income before income taxes and noncontrolling interest	17,088	6.9	15,225	6.8
Income tax expense	5,173	41.1 (1)	5,342	41.0 (1)
Net income	11,915	4.8	9,883	4.4
Less net income attributable to noncontrolling interests	2,448	1.0	2,197	1.0
Net income attributable to LHC Group, Inc.’s common stockholders	$9,467	3.8%	$7,686	3.5%

Earnings per share attributable to LHC Group, Inc.’s common stockholders:
Basic	$0.54		$0.44
Diluted	$0.53		$0.44

Weighted average shares outstanding:
Basic	17,643,463		17,485,766
Diluted	17,817,880		17,633,549

 (1) Effective tax rate as a percentage of income from continuing operations attributable to LHC Group, Inc.’s common stockholders, excluding the impact of adopting ASU 2016-09 "Improvements to Employee Share-Based Payment Accounting” of approximately $0.8 million for the three months ended March 31, 2017.

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Operating activities:
Net income	$11,915	$9,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,190	2,948
Provision for bad debts	2,369	4,601
Stock-based compensation expense	1,581	982
Deferred income taxes	475	(124)
Loss on disposal of assets	152	204
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(341)	(12,446)
Prepaid expenses and other assets	(2,413)	(162)
Prepaid income taxes	—	374
Accounts payable and accrued expenses	18,524	13,110
Income taxes payable	164	—
Net amounts due to/from governmental entities	(985)	(2,209)
Net cash provided by operating activities	34,631	17,161

Investing activities:
Purchases of property, building and equipment	(2,523)	(2,622)
Cash paid for acquisitions, primarily goodwill and intangible assets	(449)	(10,577)
Advanced payments on acquisitions	(4,487)	—
Other	—	273
Net cash used in investing activities	(7,459)	(12,926)

Financing activities:
Proceeds from line of credit	5,000	4,000
Payments on line of credit	(14,000)	(6,000)
Proceeds from employee stock purchase plan	256	230
Payments on debt	(65)	(56)
Noncontrolling interest distributions	(2,391)	(2,185)
Sale of noncontrolling interest	114	—
Excess tax benefits from vesting of stock awards	—	651
Withholding taxes paid on stock-based compensation	(2,569)	(1,421)
Net cash used in financing activities	(13,655)	(4,781)
Change in cash	13,517	(546)
Cash at beginning of period	3,264	6,139
Cash at end of period	$16,781	$5,593

Supplemental disclosures of cash flow information
Interest paid	$721	$749
Income taxes paid	$4,580	$4,466

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31, 2017
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$182,141	$36,445	$10,816	$17,216	$246,618
Cost of service revenue	112,086	23,273	7,948	11,063	154,370
Provision for bad debts	1,483	497	275	114	2,369
General and administrative expenses	53,922	10,406	2,311	5,372	72,011
Operating income	14,650	2,269	282	667	17,868
Interest expense	(585)	(117)	(39)	(39)	(780)
Income before income taxes and noncontrolling interest	14,065	2,152	243	628	17,088
Income tax expense	4,253	659	83	178	5,173
Net income	9,812	1,493	160	450	11,915
Less net income attributable to noncontrolling interests	2,028	286	8	126	2,448
Net income attributable to LHC Group, Inc.’s common stockholders	$7,784	$1,207	$152	$324	$9,467
Total assets	$447,807	$126,068	$32,961	$35,889	$642,725

	Three Months Ended March 31, 2016
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$161,387	$30,824	$10,443	$19,898	$222,552
Cost of service revenue	96,712	19,627	7,727	11,535	135,601
Provision for bad debts	3,455	775	82	289	4,601
General and administrative expenses	49,558	8,990	2,079	5,613	66,240
Operating income	11,662	1,432	555	2,461	16,110
Interest expense	(678)	(91)	(41)	(75)	(885)
Income before income taxes and noncontrolling interest	10,984	1,341	514	2,386	15,225
Income tax expense	3,850	420	228	844	5,342
Net income	7,134	921	286	1,542	9,883
Less net income attributable to noncontrolling interests	1,594	317	(43)	329	2,197
Net income attributable to LHC Group, Inc.’s common stockholders	$5,540	$604	$329	$1,213	$7,686
Total assets	$400,924	$111,308	$33,133	$37,488	$582,853

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Key Data:
Home-Health Services:
Home Health
Locations	305	284
Acquired	22	2
De novo	0	1
Divested/Consolidated	1	2
Total new admissions	47,375	39,124
Medicare new admissions	29,957	26,136
Average daily census	41,874	38,218
Average Medicare daily census	29,244	28,246
Medicare completed and billed episodes	51,838	48,486
Average Medicare case mix for completed and billed Medicare episodes	1.07	1.03
Average reimbursement per completed and billed Medicare episodes	$2,749	$2,594
Total visits	1,327,711	1,126,834
Total Medicare visits	930,918	829,267
Average visits per completed and billed Medicare episodes	18.0	17.1
Organic growth:(1)
Net revenue	8.0%	8.1%
Net Medicare revenue	4.7%	5.3%
Total new admissions	11.7%	7.2%
Medicare new admissions	7.5%	3.3%
Average daily census	4.0%	2.8%
Average Medicare daily census	-1.1%	1.4%
Medicare completed and billed episodes	1.5%	1.9%

Community-Based Services:
Locations	11	11
Acquired	0	0
De novo	0	0
Divested/Consolidated	0	2
Average daily census	1,678	1,608
Billable hours	344,186	304,487
Revenue per billable hour	$31.42	$34.30

Hospice-Based Services:
Locations	73	61
Acquired	8	6
De novo	0	0
Divested/Consolidated	0	1
Admissions	3,112	2,463
Average daily census	2,861	2,425
Patient days	257,474	220,694
Average revenue per patient day	$142	$140

Facility-Based Services:
Long-term Acute Care
Locations	8	8
Patient days	13,732	15,537
Average revenue per patient day	$1,087	$1,211

(2) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

Contact:
Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com